Exhibit 10.2
COHERENT, INC.
2011 EQUITY INCENTIVE PLAN
TERMS AND CONDITIONS OF STOCK OPTION

1.	Grant of Option.
The Company hereby grants to the Optionee (the “Optionee”) named in the Notice of Grant (the “Notice of Grant”), an option (the “Option”) to purchase the number of Shares set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the “Exercise Price”), subject to the terms and conditions of the Plan (which is incorporated herein by reference) and this Option Agreement. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Option Agreement, the terms and conditions of the Plan shall prevail.

2.	Exercise of Option.
(a)Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of the Plan and this Option Agreement, subject to Optionee's remaining a Service Provider on each vesting date.
(b)Post-Termination Exercise Period - Normal Termination. In the event a Participant's status as a Director terminates (other than upon the Participant's death or Disability, the Participant may exercise his or her Option, but only within 210 days following the date of such termination, and only to the extent that the Participant was entitled to exercise it on the date of such termination (but in no event later than the expiration of its ten (10) year term). To the extent that the Participant was not entitled to exercise an Option on the date of such termination, and to the extent that the Participant does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.
(c)Disability of Participant. In the event Participant's status as a Director terminates as a result of Disability, the Participant may exercise his or her Option, but only within twelve (12) months following the date of such termination, and only to the extent that the Participant would have been entitled to exercise the Option had the Participant not been disabled and remained an Outside Director for six (6) months after such termination (but in no event later than the expiration of its ten (10) year term). To the extent that the Participant would not have been entitled to exercise an Option had the Participant not been disabled and remained an Outside Director for six (6) months after such termination, or if he or she does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.
(d)Death of Participant. In the event of a Participant's death, the Participant's estate or a person who acquired the right to exercise the Option by bequest or inheritance may exercise the Option, but only within twelve (12) months following the date of death, and only to the extent that the Participant would have been entitled to exercise the Option had the Participant continued living and remained an Outside Director for six (6) months after the date of death (but in no event later than the expiration of its ten (10) year term). To the extent that the Participant would not have been entitled to exercise an Option had the Participant continued living and remained an Outside Director for six (6) months after the date of death, and to the extent that the Participant's estate or a person who acquired the right to exercise such Option does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.
(e)Method of Exercise. This option may be exercised with respect to all or any part of any vested Shares by giving the Company or any stock option plan administrator designated by the Company written or electronic notice of such exercise, in the form designated by the Company or the Company's designated third-party stock option plan administrator, specifying the number of shares as to which this option is exercised and accompanied by payment of the aggregate Exercise Price as to all exercised shares.
This Option shall be deemed to be exercised upon receipt by the Company or any third-party stock option plan administrator designated by the Company of such fully executed exercise notice accompanied by such aggregate Exercise Price.
No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with applicable laws. Assuming such compliance, for income tax purposes the exercised shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such exercised shares.
(f)Payment of Exercise Price. Payment of the aggregate exercise price shall be by any of the following, or a combination thereof, at the election of the Optionee:
(i)     cash; or
(ii)     check; or
(iii)     other Shares owned by the Participant; or
(iv)     delivery of a properly executed exercise notice together with such other documentation as the Administrator and a broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale proceeds required to pay the exercise price.
3.Non-Transferability of Option.
Except for the transfer of this Option to estate planning entities permitted under Form S-8 and subject to such conditions as the Board may impose, this Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by the Optionee. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee. In no event may this Option be transferred in exchange for consideration.

4.	Term of Option.
This Option may be exercised only within ten years from the grant date, or such shorter period as applies under Section 2 hereof, and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement.

5.	Tax Consequences.
Some of the federal tax consequences relating to this Option, as of the date of this Option, are set forth below. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.
(a)     Exercising the Option. The Optionee may incur regular federal income tax liability upon exercise of a Nonstatutory Stock Option. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the fair market value of the exercised shares on the date of exercise over their aggregate Exercise Price.
(b)    Disposition of Shares. If the Optionee holds NSO Shares for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.

6.	Entire Agreement; Governing Law.
The Plan is incorporated herein by reference. The Plan and this Option Agreement con-sti-tute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee's interest except by means of a writing signed by the Company and Optionee. This agreement is governed by the internal substantive laws, but not the choice of law rules, of California.

By your signature and the signature of the Company's representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Option Agreement. Optionee has reviewed the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of the Plan and this Option Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Option Agreement. Optionee further agrees to notify the Company upon any change in the residence address indicated below.

PARTICIPANT:	COHERENT, INC.

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Signature	By:

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